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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Simulations Plus, Inc. and subsidiary on Form S-8 of our report, dated October 24, 2001, appearing in the Annual Report of Form 10-KSB of Simulations Plus, Inc. and subsidiary for the year ended August 31, 2001. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Singer Lewak Greenbaum & Goldstein LLP
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SINGER LEWAK GREENBAUM & Goldstein LLP

Los Angeles, California
June 28, 2002